UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2008

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On January 24, 2008, at the Annual Meeting of Shareholders of Good Times Restaurants, Inc. (the "Company"), the shareholders of the Company approved the Good Times Restaurants, Inc. 2008 Omnibus Equity Plan (the "Omnibus Plan"), which was previously approved by the Compensation Committee of the Board of Directors and further approved and adopted by the Board of Directors of the Company on December 6, 2007, subject to shareholder approval. The Omnibus Plan became effective upon approval by the shareholders of the Company.

For a description of the material features of the Omnibus Plan, please refer to the Company's Definitive Proxy Statement for the Annual Meeting of Shareholders held on January 24, 2008, a copy of which was filed with the Securities and Exchange Commission (the "Commission") on December 28, 2007.

Item 9.01 Financial Statements and Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description
10.1	2008 Omnibus Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.
Date: January 30, 2008	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer
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